Exhibit 99.2

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Full Year 2015 Financial Results

Fiscal year end 2015 Revenue increased 33% to $70.8 million from $53.3 million in 2014; Fourth quarter 2015 Revenue increased 12% to $18.7 million from $16.8 million in fourth quarter 2014

McLean, VA, March 15, 2016 – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the fourth quarter and full-year ended December 31, 2015.

Recent Business Highlights

•	Released two new mobile applications as part of the WidePoint Certificate-on-Device™ solution: WidePoint Person-ID and WidePoint Derived-ID enable the secure creation, delivery, and installation of digital certificates to Android-based mobile devices

•	Unified iSYS LLC (iSYS) and Operational Research Consultants Inc. (ORC) subsidiaries under the WidePoint brand as WidePoint Integrated Solutions Corp. and WidePoint Cybersecurity Solutions Corporation, respectively, to drive an integrated market strategy going forward

•	Won a new contract to supply Irish-based eir and its business telecom customers with an Online Bill Presentment and Analytics solution through WidePoint’s UK-based Soft-ex subsidiary

•	Continued development with new partners of product roadmap for Certificate-on-Device™ person, derived, and device credentials, and other “Internet of Things” components

•	Continued consolidation of software platforms and integration of our enterprise solutions, while initiating a program to streamline operational costs and SG&A to manage and support these solutions

Full Year 2015 Financial Highlights

•	Net revenue increased 33% to $70.8 million from $53.3 million in 2014, driven principally by increases in our DHS BPA expansion.

•	Gross profit was $13.2 million compared to $13.5 million in 2014, which as in the prior quarter supports extra capacity for expanded next-generation identity management services and managed mobility services.

•	Adjusted EBITDA loss was approximately $3.6 million compared to $2.4 million in 2014, including continued investments made in support of our next-generation identity management services in our sales, general, and administrative expenses.

•	Net loss was approximately $5.5 million compared to net loss of approximately $8.4 million in 2014 or basic and diluted loss per share of $0.07 per share compared to $0.12 in the fourth quarter of 2014.

Fourth Quarter 2015 Financial Highlights

•	Net revenue increased 12% to $18.7 million from $16.8 million in the fourth quarter of 2014, driven principally by increases in our DHS BPA expansion.

•	Gross profit was $3.2 million compared to $3.4 million in the fourth quarter of 2014, which as in the prior quarter, supports extra capacity for expanded next generation identity management services and managed mobility services.

•	Adjusted EBITDA loss was approximately $0.9 million compared to $0.5 million in the fourth quarter of 2014, including continued investments made in support of our next-generation identity management services in our sales, general, and administrative expenses.

•	Net loss was approximately $1.1 million compared to net loss of approximately $0.9 million in the fourth quarter of 2014 or basic and diluted loss per share of $0.014 per share compared to $0.011 in the fourth quarter of 2014.

“Our results for 2015 were lower than our initial expectations, but set the stage for continued growth and a return to operational profitability in 2016,” stated Steve L. Komar, WidePoint’s chief executive officer. Komar further added, “We continue to expand our relationships with vendors like Samsung, LG, and Kyocera, and we are jointly marketing our next-generation identity management services with them even while we work to add new partners. We remain confident in our solutions and in the demand we see for them in the market today and in the future, in both the government and commercial sectors.”

James McCubbin, WidePoint CFO, added, “We were pleased with the improvement we witnessed in revenue growth and the decrease we saw in our losses when comparing our fourth quarter against our third quarter of 2015. In 2016, we are working towards an expansion of revenue and margins from sales of higher margin solutions and efficiencies we are expecting as a result of platform unification, process improvements, and increase in critical mass. These improvements coupled with an initiative to streamline our sales, general, and administrative costs should drive positive performance in our financial model in 2016 as we push towards our goal of achieving operational profitability.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Tuesday, March 15, 2016. Anyone interested in listening to our analyst call should call 1-888-572-7033 if calling within the United States or 1-719-325-2494 if calling internationally. There will be a playback available until March 29, 2016. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use PIN code 3461649 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=118651.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2015	2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,930,303	$13,154,699
Accounts receivable, net of allowance for doubtful accounts of $73,378 and $88,719 in 2015 and 2014, respectively	10,565,113	8,543,050
Unbilled accounts receivable	6,637,587	5,547,416
Inventories	28,400	37,025
Prepaid expenses and other assets	435,300	426,736
Income taxes receivable	-	25,984
Deferred income taxes	30,889	18,584

Total current assets	25,627,592	27,753,494

NONCURRENT ASSETS
Property and equipment, net	1,513,307	1,614,182
Intangibles, net	5,101,523	5,992,992
Goodwill	18,555,578	18,555,578
Deposits and other assets	60,471	161,994

TOTAL ASSETS	$50,858,471	$54,078,240

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term note payable	$131,953	$137,025
Accounts payable	7,812,226	6,165,477
Accrued expenses	6,687,054	5,980,110
Deferred revenue	2,007,970	710,275
Income taxes payable	37,684	12,574
Current portion of long-term debt	893,706	2,184,016
Current portion of deferred rent	-	9,274
Current portion of capital lease obligations	28,752	76,597

Total current liabilities	17,599,345	15,275,348

NONCURRENT LIABILITIES
Long-term debt, net of current portion	431,756	1,327,800
Capital lease obligation, net of current portion	11,962	36,669
Deferred rent, net of current portion	151,994	152,815
Deferred revenue	24,937	56,977
Deferred income taxes	447,811	447,811
Deposits and other liabilities	-	1,964

Total liabilities	18,667,805	17,299,384

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares authorized; 82,520,696 and 81,656,763 shares issued and outstanding, respectively	82,521	81,657
Additional paid-in capital	93,661,178	92,661,000
Accumulated other comprehensive (loss)	(270,140)	(147,515)
Accumulated deficit	(61,282,893)	(55,816,286)

Total stockholders’ equity	32,190,666	36,778,856

Total liabilities and stockholders’ equity	$50,858,471	$54,078,240

WIDEPOINT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	YEARS ENDED
	DECEMBER 31,
	2015	2014	2013

REVENUES	$70,838,017	$53,316,210	$46,825,032
COST OF REVENUES (including amortization and depreciation of $1,183,143, $1,462,505, and $1,462,995, respectively)	57,605,357	39,802,293	34,713,471
GROSS PROFIT	13,232,660	13,513,917	12,111,561

OPERATING EXPENSES
Sales and Marketing	3,030,249	3,432,602	3,125,867
General and Administrative Expenses (including share-based compensation of $299,337, $324,281 and $227,035, respectively)	14,608,014	13,876,249	9,799,094
Product Development	673,093	480,123	73,561
Depreciation and Amortization	383,265	375,951	288,333
Total Operating Expenses	18,694,621	18,164,925	13,286,855

LOSS FROM OPERATIONS	(5,461,961)	(4,651,008)	(1,175,294)

OTHER INCOME (EXPENSE)
Interest Income	23,031	17,002	7,364
Interest (Expense)	(142,497)	(186,796)	(175,358)
Other Income (Expense)	33,009	12,890	11,267
Total Other Income (Expense)	(86,457)	(156,904)	(156,727)

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,548,418)	(4,807,912)	(1,332,021)
INCOME TAX (BENEFIT) PROVISION	(81,811)	3,592,714	362,764

NET LOSS	$(5,466,607)	$(8,400,626)	$(1,694,785)

BASIC EARNINGS PER SHARE	$(0.066)	$(0.115)	$(0.027)
BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	82,228,974	73,048,883	63,802,275

DILUTED EARNINGS PER SHARE	$(0.066)	$(0.115)	$(0.027)
DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	82,228,974	73,048,883	63,802,275

WIDEPOINT CORPORATION

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (ROUNDED)

	YEARS ENDED
	DECEMBER 31,
	2015	2014	2013

NET LOSS	$(5,466,600)	$(8,400,600)	$(1,694,800)
Adjustments to GAAP net loss:
Gain on change in fair value of contingent obligation	-	-	(1,250,000)
Depreciation and amortization	1,566,400	1,838,400	1,751,300
Amortization of deferred financing costs	10,300	7,900	8,700
Income tax provision (benefit)	(81,800)	3,592,700	362,800
Interest income	(23,000)	(17,000)	(7,400)
Interest expense	132,200	178,900	166,700
Other (expense) income	(33,000)	(12,900)	(11,300)
Provision for doubtful accounts	18,100	37,700	75,400
Inventory write-downs	-	5,400	200,000
Stock-based compensation expense	299,300	324,300	227,000
Integration initiatives	-	-	21,000
Adjusted EBITDA	$(3,578,100)	$(2,445,200)	$(150,600)

	THREE MONTHS ENDED
	DECEMBER 31,
	2015	2014

NET LOSS	$(1,135,900)	$(902,967)
Adjustments to GAAP net income (loss):
Gain on change in fair value of contingent obligation	-	-
Depreciation and amortization	409,500	469,578
Amortization of deferred financing costs	1,600	3,200
Income tax provision (benefit)	(229,000)	(166,800)
Interest income	(5,100)	(5,400)
Interest expense	20,900	44,000
Other (expense) income	4,800	(6,300)
Provision for doubtful accounts	(38,800)	13,700
Inventory write-downs	-	5,400
Stock-based compensation expense	91,200	87,200

Adjusted EBITDA	$(880,800)	$(458,389)